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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-113313

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 4, 2004)

$350,000,000

5.60% Notes due 2017

        We will pay interest on the notes on June 1 and December 1 of each year, beginning on June 1, 2008. The notes will mature on December 1, 2017. We may, at our option, redeem the notes in whole or in part at any time at the price specified under "Description of the Notes—Optional Redemption." If we experience a change of control triggering event, we may be required to offer to purchase the notes from holders as described under "Description of the Notes—Change of Control Triggering Event."

        The notes will be our unsecured senior obligations and will rank equally with all of our existing and future unsecured senior indebtedness.

        Investing in the notes involves risks that are described under "Risk Factors" beginning on page S-10 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price	99.993%	$349,975,500
Underwriting Discount	0.650%	$2,275,000
Proceeds to us (before expenses)	99.343%	$347,700,500

        Interest on the notes will accrue from December 4, 2007.

        The underwriters expect to deliver the notes to purchasers on or about December 4, 2007 in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System.

Joint Book-Running Managers

Banc of America Securities LLC	Citi	Goldman, Sachs & Co.
Co-Managers
Barclays Capital	BNP PARIBAS	Deutsche Bank Securities
JPMorgan	Lazard Capital Markets	Morgan Stanley	Wachovia Securities

November 29, 2007

        The notes are offered for sale in those jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made hereunder and thereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Prospectus Supplement
About This Prospectus Supplement	S-3
Summary	S-4
Risk Factors	S-10
Forward-Looking Statements	S-17
Use of Proceeds	S-19
Description of the Notes	S-20
Certain United States Federal Income Tax Consequences for Non-U.S. Holders	S-29
Underwriting	S-32
Legal Matters	S-34
Experts	S-34
Where You Can Find More Information	S-34
Prospectus
About This Prospectus	1
Textron	1
Risk Factors	2
Use of Proceeds	6
Description of Capital Stock	7
Description of Debt Securities	11
Plan of Distribution	18
Legal Opinions	19
Experts	19
Where You Can Find More Information	19

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings up to the aggregate total initial public offering price stated therein. The accompanying prospectus provides you with a general description of these securities, and this prospectus supplement contains specific information about the terms of this offering of notes.

        This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement or the accompanying prospectus, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement or the accompanying prospectus, will apply and will supersede that information in the accompanying prospectus.

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find Additional Information" in this prospectus supplement.

        References in this prospectus supplement and the accompanying prospectus to "Textron," "we," "us," "our" and "our company" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "notes" in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.

SUMMARY

        This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus supplement. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks of investing in the notes described under "Risk Factors," before making an investment decision. See "Where You Can Find More Information" in this prospectus supplement.

Textron Inc.

General

        Textron Inc. is a global, multi-industry company operating in 32 countries with approximately 40,000 employees. We leverage our global network of aircraft, industrial and finance businesses to provide customers with innovative solutions and services. We operate in four business segments—Bell, Cessna, Industrial and Finance. Our business segments include operations that are unincorporated divisions of Textron Inc. or its subsidiaries and others that are separately incorporated subsidiaries.

Bell Segment

        The Bell segment is comprised of Bell Helicopter and Textron Systems.

  Bell Helicopter

        Bell Helicopter is one of the leading suppliers of helicopters, tiltrotor aircraft and helicopter-related spare parts and services in the world. Bell Helicopter manufactures for both military and commercial applications. Bell Helicopter's revenues accounted for approximately 20%, 21% and 19% of our total revenues in 2006, 2005 and 2004, respectively.

        Bell Helicopter supplies advanced military helicopters and support (including spare parts, support equipment, technical data, trainers, pilot and maintenance training, component repairs, aircraft modifications, contractor maintenance and field and product support engineering services) to the U.S. Government and to military customers outside the United States. Bell Helicopter is one of the leading suppliers of helicopters to the U.S. Government and, in association with The Boeing Company, the only supplier of military tiltrotor aircraft.

        Bell Helicopter also is a leading supplier of commercially certified helicopters to corporate, offshore petroleum exploration and development, utility, charter, police, fire, rescue and emergency medical helicopter operators.

        Bell Helicopter's business competes against a number of competitors based in the United States and other countries, and its spare parts business competes against numerous competitors around the world. Competition is based primarily on price, quality, product support, performance, reliability and reputation.

  Textron Systems

        Textron Systems is a primary supplier to the defense, aerospace and general aviation markets. Its principal strategy is to address the emphasis being placed by the U.S. Department of Defense on network centric warfare and the leveraging of advances in information technology by focusing on the development and production of networked sensors, weapons and the associated algorithms and software. Textron Systems manufactures "smart" weapons, airborne and ground-based surveillance systems, aircraft landing systems, hovercraft, search and rescue vessels, armored vehicles and turrets, reciprocating piston aircraft engines and aircraft and missile control actuators, valves and related components, and networking, situational awareness and intelligence analysis software. While Textron

Systems sells most of its products directly to U.S. customers, it also sells an increasing number of products in more than 25 other countries through a growing, global network of sales representatives and distributors.

        Textron Systems competes against a number of competitors in the United States and other countries on the basis of technology, performance, price, quality and reliability, product support, installed base and reputation.

Cessna Segment

        Based on unit sales, Cessna Aircraft Company is the world's largest manufacturer of general aviation aircraft. Cessna currently has four major product lines: Citation business jets, single engine turboprop Caravans, Cessna single engine piston aircraft and after-market parts and services. Cessna's revenues accounted for approximately 36%, 35% and 30% of our total revenues in 2006, 2005 and 2004, respectively.

        Cessna markets its products worldwide primarily through its own sales force, as well as through a network of authorized independent sales representatives, depending upon the product line. Cessna has several competitors in various market segments. Cessna's aircraft compete with other aircraft that vary in size, speed, range, capacity, handling characteristics and price.

Industrial Segment

        The Industrial Segment is comprised of our E-Z-GO, Jacobsen, Kautex, Greenlee and Fluid & Power businesses.

  E-Z-GO

        E-Z-GO designs, manufactures and sells golf cars and off-road utility vehicles powered by electric and internal combustion engines under the E-Z-GO name, as well as multi-purpose utility vehicles under the E-Z-GO and Cushman brand names.

        E-Z-GO's commercial customers consist primarily of golf courses, resort communities and municipalities, as well as commercial and industrial users such as airports and factories. E-Z-GO's off-road utility vehicles and golf cars are also sold into the consumer market. Sales are made through a network of distributors and directly to end-users. E-Z-GO has two major competitors for golf cars and several other competitors for utility vehicles. Competition is based primarily on price, quality, product support, performance, reliability and reputation.

  Jacobsen

        Jacobsen designs, manufactures and sells professional turf maintenance equipment and specialized turf care vehicles. Major brand names include Ransomes, Jacobsen and Cushman.

        Jacobsen's commercial customers consist primarily of golf courses, resort communities, sporting venues and municipalities. Sales are made through a network of distributors and directly to end users. Jacobsen has two major competitors for professional turf maintenance equipment and several other competitors for specialized turf care. Competition is based primarily on price, quality, product support, performance, reliability and reputation.

  Kautex

        Kautex, headquartered in Bonn, Germany, is a leading global manufacturer of blow-molded fuel systems and other blow-molded parts for automobile original equipment manufacturers and, to a lesser extent, other industrial customers.

        Revenues of Kautex accounted for approximately 13%, 15% and 19% of our total revenues in 2006, 2005 and 2004, respectively. Kautex operates plants near its major customers all around the world. Kautex also is a leading supplier of windshield and headlamp washer systems in the original equipment automobile market. In North America, Kautex produces metal fuel fillers and engine camshafts for the automotive market. In Germany, Kautex produces plastic containers for household and industrial uses.

        Kautex has a number of competitors worldwide, some of whom are owned by the automotive original equipment manufacturers that compose Kautex's targeted customer base. Competition typically is based on a number of factors, including price, quality, reputation, prior experience and available manufacturing capacity.

  Greenlee

        Greenlee consists of Greenlee and Klauke. These companies manufacture powered equipment, electrical test and measurement instruments, hand and hydraulic powered tools and electrical and fiber optic connectors under the Greenlee, Fairmont, Klauke, Progressive and Tempo brand names. The products principally are used in the electrical construction and maintenance, telecommunications and plumbing industries. Greenlee distributes its products through a global network of sales representatives and distributors and sells its products directly to home improvement retailers and original equipment manufacturers. Rothenberger L.L.C., a 50-50 joint venture between Greenlee Plumbing Inc. and Rothenberger USA, Inc., a subsidiary of Rothenberger AG, sells hand and powered tools for the plumbing and mechanical industries in North America. The Greenlee businesses face competition from numerous manufacturers based primarily on price, quality, performance, reliability, delivery and reputation.

  Fluid & Power

        Fluid & Power consists of four product lines: Gear Technologies, Union Pump, Polymer Systems and Hydraulics. Gear Technologies designs and manufactures industrial gears, mechanical transmission systems, worm gear speed reducers, screwjacks, gear motors and gear sets under the David Brown, Benzlers, Cone Drive and Radicon brand names, primarily for the defense, industrial and mining industries. Union Pump designs and manufactures industrial pumps for the oil, gas, petrochemical and desalinization industries under the Union brands. Polymer Systems designs and manufactures industrial pumps, extrusion equipment and screen changers for the polymer industry under the Maag brand name. Hydraulics designs, manufactures and sells hydraulic pumps, valves, pilot controls and power takeoffs under the David Brown, Hydreco and Powauto brands. These products are sold to a variety of customers, including original equipment manufacturers, governments, distributors and end users. Fluid & Power faces competition from other manufacturers based primarily on price, quality, product support, performance, reliability, delivery and reputation.

Finance Segment

        Our Finance segment consists of Textron Financial Corporation and its subsidiaries, or Textron Financial. Textron Financial is a diversified commercial finance company with core operations in six markets:

  •
  Asset-Based Lending provides asset-based loans to middle-market companies in several industries and provides factoring arrangements primarily for freight companies;

  •
  Aviation Finance provides financing for new and used Cessna business jets, single engine turboprops, piston-engine airplanes, Bell helicopters and other general aviation aircraft;

  •
  Distribution Finance primarily offers inventory finance programs for dealers of products manufactured by Textron and for dealers of a variety of other household, housing, leisure, agricultural and technology products;

  •
  Golf Finance primarily makes mortgage loans for the acquisition and refinancing of golf courses and provides term financing for E-Z-GO golf cars and Jacobsen turf-care equipment;

  •
  Resort Finance primarily extends loans to developers of vacation interval resorts, secured primarily by notes receivable and interval inventory; and

  •
  Structured Capital primarily engages in long-term leases of large-ticket equipment and real estate, primarily with investment grade lessees.

        Textron Financial's other financial services and products include transaction syndication, equipment appraisal and disposition and portfolio servicing offered through Textron Business Services, Inc.

        Textron Financial's financing activities are confined almost exclusively to secured lending and leasing to commercial markets. Textron Financial's services are offered primarily in North America. However, Textron Financial finances certain Textron products worldwide, principally Bell helicopters and Cessna aircraft.

        In 2006, 2005 and 2004, Textron Financial paid Textron $1.0 billion, $0.8 billion and $0.9 billion, respectively, related to the sale of Textron-manufactured products that were financed by Textron Financial. Textron also received proceeds in those years of $63 million, $41 million and $77 million, respectively, from the sale of equipment from its manufacturing operations to Textron Financial for use under operating lease agreements.

        The commercial finance environment in which Textron Financial operates is highly fragmented and extremely competitive. Textron Financial is subject to competition from various types of financing institutions, including banks, leasing companies, insurance companies, commercial finance companies and finance operations of equipment vendors. Competition within the commercial finance industry is primarily focused on price, terms, structure and service.

UIC Acquisition

        In November 2007, we acquired approximately 86% of the outstanding shares of common stock of United Industrial Corporation, or UIC, for approximately $700 million. The shares were tendered to us pursuant to our offer made in connection with our agreement and plan of merger with UIC. We plan to complete the acquisition of UIC by merger with one of our subsidiaries as soon as practicable. UIC operates through its wholly owned subsidiary, AAI Corporation. AAI is a leading provider of intelligent aerospace and defense systems, including unmanned aircraft and ground control stations, aircraft and satellite test equipment, training systems and countersniper devices. We plan to integrate this business into our Bell segment.

        We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903, and our telephone number is (401) 421-2800.

The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see "Description of the Notes" below and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Textron Inc.
Notes Offered	$350,000,000 aggregate principal amount of 5.60% Notes due 2017.
Maturity	December 1, 2017.
Interest
Interest on the notes will accrue from December 4, 2007 and will be payable at the rate set forth on the cover of this prospectus supplement semi-annually on June 1 and December 1 of each year, beginning on June 1, 2008.
Ranking	The notes will be our unsecured senior obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness.
Optional Redemption	We may, at our option, redeem the notes in whole or in part at any time at the price specified in this prospectus supplement. See "Description of the Notes—Optional Redemption."
Mandatory Offer to Repurchase
If we experience a "Change of Control Triggering Event" (as defined in this prospectus supplement), we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest. See "Description of the Notes—Change of Control Triggering Event."
Covenants
We will agree to certain restrictions on liens, mortgages and sale and leaseback transactions. These covenants are subject to important qualifications and exceptions. See "Description of Debt Securities—Particular Terms of Senior Debt Securities—Limitations upon mortgages" and "—Limitations upon sale and leaseback transactions" in the accompanying prospectus. We will also agree to certain restrictions on our ability to consolidate with or merge into any other corporation or transfer our assets substantially as an entirety. See "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Consolidation, merger and sale of assets" in the accompanying prospectus.
Further Issuances of Notes
We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes that we are offering and otherwise identical in all respects to the notes (except for the issue price, the date from which interest first accrues and the first interest payment date) so that those additional notes will be consolidated and form a single series with the notes that we are offering. No additional notes may be issued if an event of default under the indenture has occurred.

Use of Proceeds
We plan to use the net proceeds from the issuance of the notes for general corporate purposes, including to repay a portion of our commercial paper borrowings incurred to fund the acquisition of UIC. See "Use of Proceeds."
Denomination and Form
We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors	Investing in the notes involves risks that are described under "Risk Factors" beginning on page S-10 of this prospectus supplement.
Trustee	The Bank of New York Trust Company, N.A.
Governing Law	The notes and the indenture will be governed by New York law.

RISK FACTORS

        In considering whether or not to purchase the notes, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risk factors update and supersede the risk factors in the accompanying prospectus.

We have customer concentration with the U.S. Government.

        During 2006, we derived approximately 19% of our revenues from sales to a variety of U.S. Government entities. Our U.S. Government revenues have continued to grow both organically and through acquisitions, such as our recent acquisition of UIC. Our ability to compete successfully for and retain U.S. Government business is highly dependent on technical excellence, management proficiency, strategic alliances, cost-effective performance, and the ability to recruit and retain key personnel. Our revenues from the U.S. Government largely result from contracts awarded to us under various U.S. Government programs, primarily defense-related programs. The funding of these programs is subject to congressional appropriation decisions. Although multiple-year contracts may be planned in connection with major procurements, Congress generally appropriates funds on a fiscal-year basis even though a program may continue for several years. Consequently, programs are often only partially funded initially, and additional funds are committed only as Congress makes further appropriations. The reduction or termination of funding, or changes in the timing of funding, for a U.S. Government program in which we provide products or services would result in a reduction or loss of anticipated future revenues attributable to that program, and could have a negative impact on our results of operations. While the overall level of U.S. defense spending has increased in recent years for numerous reasons, including increases in funding of operations in Iraq and Afghanistan and the U.S. Department of Defense's military transformation initiatives, we can give no assurance that such spending will continue to grow or not be reduced. Significant changes in national and international priorities for defense spending could impact the funding, or the time of funding, of our programs, which could negatively impact our results of operations and financial condition.

U.S. Government contracts may be terminated at any time and may contain other unfavorable provisions.

        The U.S. Government typically can terminate or modify any of its contracts with us either for its convenience or if we default by failing to perform under the terms of the applicable contract. A termination arising out of our default could expose us to liability and have an adverse effect on our ability to compete for future contracts and orders.

        If any of our contracts are terminated by the U.S. Government, our backlog would be reduced, in accordance with contract terms, by the expected value of the remaining work under such contracts, and our financial condition and results of operations could be adversely affected. In addition, on those contracts for which we are teamed with others and are not the prime contractor, the U.S. Government could terminate a prime contract under which we are a subcontractor, irrespective of the quality of our products and services as a subcontractor.

As a U.S. Government contractor, we are subject to a number of procurement rules and regulations.

        We must comply with and are affected by laws and regulations relating to the formation, administration and performance of U.S. Government contracts. These laws and regulations, among other things, require certification and disclosure of all cost and pricing data in connection with contract negotiation, define allowable and unallowable costs and otherwise govern our right to reimbursement under certain cost-based U.S. Government contracts and restrict the use and dissemination of classified information and the exportation of certain products and technical data. Our U.S. Government contracts contain provisions that allow the U.S. Government to unilaterally suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our products, services and associated materials. A violation of specific laws and regulations could result in the imposition of fines and penalties or the termination of our contracts and, under certain circumstances, suspension or debarment from future contracts for a period of time. These laws and regulations affect how we do business with our customers, and in some instances impose added costs on our business.

Cost over-runs on U.S. Government contracts could subject us to losses or adversely affect our future business.

        Contract and program accounting require judgment relative to assessing risks, estimating contract revenues and costs and making assumptions for schedule and technical issues. Due to the size and nature of many of our contracts, the estimation of total revenues and cost at completion is complicated and subject to many variables. Assumptions have to be made regarding the length of time to complete the contract because costs include expected increases in wages and prices for materials. Incentives or penalties related to performance on contracts are considered in estimating sales and profit rates and are recorded when there is sufficient information for us to assess anticipated performance. Estimates of award fees also are used in estimating sales and profit rates based on actual and anticipated awards.

        Because of the significance of the estimates described above, it is likely that different amounts could be recorded if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may adversely affect our future financial results of operations.

        Under fixed-price contracts, we receive a fixed price irrespective of the actual costs we incur, and, consequently, any costs in excess of the fixed price are absorbed by us. Under time and materials contracts, we are paid for labor at negotiated hourly billing rates and for certain expenses. Under cost reimbursement contracts, which are subject to a contract-ceiling amount, we are reimbursed for allowable costs and paid a fee, which may be fixed or performance based. However, if our costs exceed the contract ceiling or are not allowable under the provisions of the contract or applicable regulations, we may not be able to obtain reimbursement for all such costs. Under each type of contract, if we are unable to control costs we incur in performing under the contract, our financial condition and results of operations could be adversely affected. Cost overruns also may adversely affect our ability to sustain existing programs and obtain future contract awards.

Delays in aircraft delivery schedules or cancellation of orders may adversely affect our financial results.

        Aircraft customers, including sellers of fractional share interests, may respond to weak economic conditions by delaying delivery of orders or canceling orders. Weakness in the economy also may result in fewer hours flown on existing aircraft and, consequently, lower demand for spare parts and maintenance. Weak economic conditions also may cause reduced demand for used business jets or helicopters. We may accept used aircraft on trade-in that would be subject to fluctuations in the fair market value of the aircraft while in inventory. Reduced demand for new and used aircraft, spare parts and maintenance can have an adverse effect on our financial results of operations.

Developing new products and technologies entails significant risks and uncertainties.

        Delays or cost overruns in the development and acceptance of new products, or certification of new aircraft products and other products, could affect our financial results of operations. These delays could be caused by unanticipated technological hurdles, production changes to meet customer demands, unanticipated difficulties in obtaining required regulatory certifications of new aircraft products, coordination with joint venture partners or failure on the part of our suppliers to deliver components as agreed. We also could be adversely affected if the general efficacy of our research and development investments to develop products is less than expected. Furthermore, because of the lengthy research and development cycle involved in bringing certain of our products to market, we cannot predict the economic conditions that will exist when any new product is complete. A reduction in capital spending in the aerospace or defense industries could have a significant effect on the demand for new products and technologies under development, which could have an adverse effect on our financial performance or results of operations.

We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements, and these activities involve risks and uncertainties.

        We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements, and these activities involve risks and uncertainties, including the risk of the joint venture or related business partner failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements.

We may make acquisitions and dispositions that increase the risks of our business.

        We may enter into acquisitions or dispositions in the future in an effort to enhance shareholder value. Acquisitions or dispositions involve a certain amount of risks and uncertainties that could result in our not achieving expected benefits. With respect to acquisitions, these risks include difficulties in integrating newly acquired businesses and operations in an efficient and cost-effective manner; challenges in achieving expected strategic objectives, cost savings and other benefits; the risk that the acquired businesses' markets do not evolve as anticipated and that the technologies acquired do not prove to be those needed to be successful in those markets; the risk that we pay a purchase price that exceeds what the future results of operations would have merited; and the potential loss of key employees of the acquired businesses. With respect to dispositions, the decision to dispose of a business or asset may result in a write-down of the related assets if the fair market value of the assets, less costs of disposal, is less than the book value. In addition, we may encounter difficulty in finding buyers or alternative exit strategies at acceptable prices and terms and in a timely manner. We may also underestimate the costs of retained liabilities or indemnification obligations. In addition, unanticipated delays or difficulties in effecting acquisitions or dispositions may divert the attention of our management and resources from our existing operations.

Our operations could be adversely affected by interruptions of production that are beyond our control.

        Our business and financial results may be affected by certain events that we cannot anticipate or that are beyond our control, such as natural disasters and national emergencies that could curtail production at our facilities and cause delayed deliveries and canceled orders. In addition, we purchase components and raw materials and information technology and other services from numerous suppliers, and even if our facilities are not directly affected by such events, we could be affected by interruptions at such suppliers. Such suppliers may be less likely than our own facilities to be able to quickly recover from such events and may be subject to additional risks such as financial problems that limit their ability to conduct their operations.

Our business could be adversely affected by strikes or work stoppages and other labor issues.

        Approximately 14,000 of our employees, or 36% of our total employees, are unionized. As a result, we may experience work stoppages, which could negatively impact our ability to manufacture our products on a timely basis, resulting in strain on our relationships with our customers and a loss of revenues. In addition, the presence of unions may limit our flexibility in responding to competitive pressures in the marketplace, which could have an adverse effect on our financial results of operations.

        In addition to our workforce, the workforces of many of our customers and suppliers are represented by labor unions. Work stoppages or strikes at the plants of our key customers could result in delayed or canceled orders for our products. Work stoppages and strikes at the plants of our key suppliers could disrupt our manufacturing processes. Any of these results could adversely affect our financial results of operations.

Our international business is subject to the risks of doing business in foreign countries.

        Our international business exposes us to certain unique and potentially greater risks than our domestic business and our exposure to these risks may increase if our international business continues to grow. Our international business is subject to local government regulations and procurement policies and practices, including regulations relating to import-export control, investments, exchange controls and repatriation of earnings or cash settlement challenges, as well as to varying currency, geopolitical and economic risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors and suppliers in connection with international programs.

Our Finance borrowing group's business is dependent on its continuing access to the capital markets.

        Our financings are conducted through two borrowing groups: Finance and Manufacturing. Our Finance group consists of Textron Financial Corporation and its subsidiaries, which are the entities through which we operate in the Finance segment. Our Finance group relies on its access to the capital markets to fund asset growth, fund operations and meet debt obligations and other commitments. This group raises funds through commercial paper borrowings, issuances of medium-term notes and other term debt securities and syndication and securitization of receivables. Additional liquidity is provided to our Finance group through bank lines of credit. Much of the capital markets funding is made possible by the maintenance of credit ratings that are acceptable to investors. If the credit ratings of our Finance group were to be lowered, it might face higher borrowing costs, a disruption of its access to the capital markets or both. Our Finance group also could lose access to financing for other reasons, such as a general disruption of the capital markets. Any disruption of our Finance group's access to the capital markets could adversely affect its business and our profitability.

If our Finance group is unable to maintain portfolio credit quality, our financial performance could be adversely affected.

        A key determinant of financial performance of our Finance group will be its ability to maintain the quality of loans, leases and other credit products in its finance asset portfolios. Portfolio quality may adversely be affected by several factors, including finance receivable underwriting procedures, collateral quality, geographic or industry concentrations or general economic downturns. Any inability by our Finance group to successfully collect its finance receivable portfolio and to resolve problem accounts may adversely affect our cash flow, profitability and financial condition.

We are subject to legal proceedings and other claims.

        We are subject to legal proceedings and other claims arising out of the conduct of our business, including proceedings and claims relating to private sector transactions; government contracts; lack of compliance with applicable laws and regulations; production partners; product liability; employment; and environmental, safety and health matters. Under federal government procurement regulations, certain claims brought by the U.S. Government could result in our being suspended or debarred from U.S. Government contracting for a period of time. On the basis of information presently available, we do not believe that existing proceedings and claims will have a material effect on our financial position or results of operations. However, litigation is inherently unpredictable, and we could incur judgments or enter into settlements for current or future claims that could adversely affect our financial position or our results of operations in any particular period.

The levels of our reserves are subject to many uncertainties and may not be adequate to cover writedowns or losses.

        In addition to reserves at our Finance group, we establish reserves in our Manufacturing group to cover uncollectible accounts receivable, excess or obsolete inventory, fair market value writedowns on used aircraft and golf cars, recall campaigns, warranty costs and litigation. These reserves are subject to adjustment from time to time depending on actual experience and are subject to many uncertainties, including bankruptcy or other financial problems at key customers.

        In the case of litigation matters for which reserves have not been established because the loss is not deemed probable, it is reasonably possible such matters could be decided against us and could require us to pay damages or make other expenditures in amounts that are not presently estimable.

        The effect on our financial results of many of these factors depends in some cases on our ability to obtain insurance covering potential losses at reasonable rates.

Currency, raw material price and interest rate fluctuations may adversely affect our results.

        We are exposed to a variety of market risks, including the effects of changes in foreign currency exchange rates, raw material prices and interest rates. We monitor and manage these exposures as an integral part of our overall risk management program. In some cases, we purchase derivatives or enter into contracts to insulate our financial results of operations from these fluctuations. Nevertheless, changes in currency exchange rates, raw material prices and interest rates can have substantial adverse effects on our financial results of operations.

We may be unable to effectively mitigate pricing pressures.

        In some markets, particularly where we deliver component products and services to original equipment manufacturers, we face ongoing customer demands for price reductions, which sometimes are contractually obligated. In some cases, we are able to offset these reductions through technological advances or by lowering our cost base through improved operating and supply chain efficiencies. However, if we are unable to effectively mitigate future pricing pressures, our financial results of operations could be adversely affected.

Failure to perform by our subcontractors or suppliers could adversely affect our performance.

        We rely on other companies to provide raw materials, major components and subsystems for our products. Subcontractors also perform services that we provide to our customers in certain circumstances. We depend on these subcontractors and vendors to meet our contractual obligations to our customers. Our ability to meet our obligations to our customers may be adversely affected if suppliers do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. Such events may adversely affect our financial results of operations or damage our reputation and relationships with our customers. The risk of these adverse effects may be greater in circumstances where we rely on only one or two subcontractors or suppliers for a particular product or service.

The increasing costs of certain employee and retiree benefits could adversely affect our results.

        Our earnings and cash flow may be impacted by the amount of income or expense we expend or record for employee benefit plans. This is particularly true for our pension plans, which are dependent on actual plan asset returns and factors used to determine the value and current costs of plan benefit obligations.

        In addition, medical costs are rising at a rate faster than the general inflation rate. Continued medical cost inflation in excess of the general inflation rate increases the risk that we will not be able to mitigate the rising costs of medical benefits. Increases to the costs of pension and medical benefits could have an adverse effect on our financial results of operations.

Unanticipated changes in our tax rates or exposure to additional income tax liabilities could affect our profitability.

        We are subject to income taxes in both the U.S. and various foreign jurisdictions, and our domestic and international tax liabilities are subject to the allocation of income among these different jurisdictions. Our effective tax rates could be adversely affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, or in tax laws, which could affect our profitability. In particular, the carrying value of deferred tax assets is dependent on our ability to generate future taxable income. In addition, the amount of income taxes we pay is subject to audits in various jurisdictions, and a material assessment by a tax authority could affect our profitability.

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

        The notes are unsecured senior obligations of Textron Inc. exclusively and will rank equal in right of payment to Textron Inc.'s other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

        Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, Textron Inc.'s ability to service debt, including the notes, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to Textron Inc., in the form of dividends or other transfers. Our financing is conducted through two borrowing groups, Manufacturing and Finance. Our Finance group finances its operations by borrowing from its own group of external creditors, provided that, if economically advantageous to us in comparison to borrowings from other sources, Textron Financial may also borrow from our Manufacturing group. Lending agreements of Textron Financial restrict the amount of our Finance group's net assets available for cash dividends and other payments to Textron Inc. In addition, under a support agreement, Textron Inc. has agreed to make payments to Textron Financial, if necessary to cause our Finance group to maintain certain minimum levels of financial performance. No payments from Textron Inc. to Textron Financial have ever been necessary to meet these levels.

        Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

        As of September 29, 2007, we had approximately $8.5 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $6.9 billion was indebtedness of our subsidiaries (including

$6.7 billion of indebtedness of Textron Financial). In addition, our subsidiaries had an aggregate of $4.9 billion of other obligations.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events called Change of Control Triggering Events, unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to purchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of the Notes—Change of Control Triggering Event."

The indenture does not restrict the amount of additional debt that we may incur.

        The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

Our credit ratings may not reflect all risks of an investment in the notes.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating.

If an active trading market does not develop for the notes, holders of the notes may be unable to sell their notes or to sell their notes at a price that they deem sufficient.

        The notes are new issues of securities for which there currently is no established trading market. We do not intend to list the notes on a national securities exchange. While the underwriters of the notes have advised us that they intend to make a market in the notes, the underwriters will not be obligated to do so and may stop their market-making at any time. No assurance can be given:

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  that a market for the notes will develop or continue;

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  as to the liquidity of any market that does develop; or

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  as to the ability of holders to sell the notes they may own or the price at which they may be able to sell their notes.

FORWARD-LOOKING STATEMENTS

        The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters or may project revenues, income, returns or other financial measures, often include words such as "believe," expect," "anticipate," "intend," "plan," "estimate," "seek," "will" or "may" and similar expressions. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In connection with the "safe harbor" provisions of that Act, we are providing this cautionary statement to identify important factors that may cause actual results to differ materially from those expressed in these forward-looking statements. In addition to those factors described under "Risk Factors" above and in the documents identified under "Where You Can Find More Information" below, these factors include:

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  changes in worldwide economic and political conditions that impact demand for our products, interest rates and foreign exchange rates;

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  the interruption of production at our facilities or our customers or suppliers;

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  performance issues with key suppliers, subcontractors and business partners;

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  our ability to perform as anticipated and to control costs under contracts with the U.S. Government;

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  the U.S. Government's ability to unilaterally modify or terminate its contracts with us for the U.S. Government's convenience or for our failure to perform, to change applicable procurement and accounting policies and, under certain circumstances, to suspend or debar us as a contractor eligible to receive future contract awards;

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  changing priorities or reductions in the U.S. Government defense budget, including those related to Operation Iraqi Freedom, Operation Enduring Freedom and the Global War on Terrorism;

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  changes in national or international funding priorities, U.S. and foreign military budget constraints and determinations and government policies on the export and import of military and commercial products;

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  legislative or regulatory actions impacting defense operations;

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  the ability to control costs and successful implementation of various cost-reduction programs;

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  the timing of new product launches and certifications of new aircraft products;

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  the occurrence of slowdowns or downturns in customer markets in which our products are sold or supplied or where Textron Financial offers financing;

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  changes in aircraft delivery schedules or cancellation of orders;

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  the impact of changes in tax legislation;

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  the extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;

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  our ability to offset, through cost reductions, pricing pressure brought by original equipment manufacturer customers;

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  our ability to realize full value of receivables;

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  the availability and cost of insurance;

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  increases in pension expenses and other postretirement employee costs;

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  Textron Financial's ability to maintain portfolio credit quality;

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  Textron Financial's access to debt financing at competitive rates;

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  uncertainty in estimating contingent liabilities and establishing reserves to address such contingencies;

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  performance of acquisitions;

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  the efficacy of research and development investments to develop new products;

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  the launching of significant new products or programs which could result in unanticipated expenses;

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  bankruptcy or other financial problems at major suppliers or customers that could cause disruptions in our supply chain or difficulty in collecting amounts owed by such customers; and

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  difficulties or unanticipated expenses or risks in connection with our acquisition of UIC, including its integration into Textron, potential difficulties in employee retention following the acquisition and risks that the acquisition does not perform as planned or disrupts our current plans and operations or that anticipated synergies and opportunities will not be realized.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the notes will be approximately $347 million (after expenses and underwriting discounts and commissions). We plan to use all of these net proceeds for general corporate purposes, including to repay a portion of our commercial paper borrowings incurred to fund the acquisition of UIC. We had $211 million in U.S. dollar-denominated commercial paper outstanding with a weighted average interest rate of 4.822% at November 28, 2007. Pending application of the proceeds of the offering, we intend to invest the net proceeds from the notes in short-term investment grade securities.

DESCRIPTION OF THE NOTES

General

        The notes are a series of "senior debt securities" described in the accompanying prospectus. The notes will be issued under the indenture dated as of September 10, 1999 with The Bank of New York Trust Company, N.A., as trustee. This description of the notes supplements and, to the extent it is inconsistent, replaces, the description of the general provisions of the notes and the indenture in the accompanying prospectus. References in this section to "Textron," "we," "us," "our" and "our company" are to Textron Inc., the issuer of the notes.

        The notes will mature on December 1, 2017. Unless previously redeemed or purchased and cancelled, we will repay the notes at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We expect that the notes initially will be represented by one or more global notes deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., the nominee of DTC. The notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, in registered book-entry form only, except as set forth below under the caption "Book-Entry System."

        The notes will be initially issued in a total principal amount of $350,000,000. We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes that we are offering and otherwise identical in all respects to the notes (except for the issue price, the date from which interest first accrues and the first interest payment date of the additional notes) so that those additional notes will be consolidated and form a single series with the notes that we are offering. No additional notes may be issued if an event of default under the indenture has occurred.

        The notes will be redeemable at our option, as described below. The notes will not be subject to a sinking fund. The notes will be subject to defeasance as described in the accompanying prospectus. The notes will not be convertible or exchangeable.

        The Bank of New York Trust Company, N.A. is the trustee under the indenture governing the notes. The Bank of New York Trust Company, N.A. is a national banking association organized under and governed by the laws of the United States. The Bank of New York Trust Company, N.A. provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which we are the issuer, and will be the principal paying agent and the transfer agent for the notes.

        The notes will be, and the indenture is, governed by the laws of the State of New York.

        The notes are unsecured senior obligations of Textron exclusively and will rank equal in right of payment to Textron's other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

        Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us, in the form of dividends or other transfers.

        Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

        As of September 29, 2007, we had approximately $8.5 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $6.9 billion was indebtedness of our subsidiaries (including $6.7 billion of indebtedness of Textron Financial). In addition, our subsidiaries had an aggregate of $4.9 billion of other obligations.

Payment of Interest

        The interest on the notes will be 5.60% per year. We will pay interest in arrears on June 1 and December 1 of each year, beginning June 1, 2008. Interest on the notes will accrue from December 4, 2007. We will pay interest to the persons in whose names the notes are registered at the close of business on the preceding May 15 or November 15. We will pay interest computed on the basis of a 360-day year consisting of twelve 30-day months.

        If any interest payment date for the notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day.

        Interest will not accrue as a result of any delayed payment. The term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York.

Optional Redemption

        We may redeem the notes at our option, in whole or in part at any time at a redemption price equal to the greater of:

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  100% of the principal amount of the notes to be redeemed; and

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  as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due on or after the redemption date but for the redemption (not including any portion of interest accrued on the notes to be redeemed as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points;

plus, in either of the above cases, accrued and unpaid interest on the notes to be redeemed up to, but not including, the redemption date. Certain terms used in this description of our option to redeem the notes are defined below in this section.

        We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. We understand that under DTC's current practice, if we elect to redeem less than all of the notes, DTC would determine by lot the notes to be redeemed. If at the time of a partial redemption, individual notes have been issued in definitive form, the trustee will select in a fair and appropriate manner the notes to be redeemed.

        Unless we default in payment of the redemption price and accrued and unpaid interest on the notes, on and after the redemption date, interest will stop accruing on the notes or portions of the notes called for redemption.

        For purposes of this section "Optional Redemption," the following terms have the following meanings:

        "Adjusted Treasury Rate" means, with respect to the redemption of notes on a redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means, with respect to the redemption of notes on a redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and in accordance with customary, financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to the redemption of notes on a redemption date:

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  the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or

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  if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

        "Primary Treasury Dealer" means a primary U.S. Government securities dealer in New York City.

        "Quotation Agent" means the Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means each of (a) Banc of America Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. and their successors, provided that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealers selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the redemption of notes on a redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) which such Reference Treasury Dealer quotes in writing to the trustee at 5:00 p.m., New York City time, on the third business day before such redemption date.

Change of Control Triggering Event

        If a Change of Control Triggering Event occurs with respect to the notes, unless we have exercised our right to redeem the notes as described under "—Optional Redemption" above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, we will mail a notice to the holders of the notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such conflicts.

        On the Change of Control Payment Date, we will, to the extent lawful:

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  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

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  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

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  deliver or cause to be delivered to the trustee for cancellation the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

        Unless we default in the Change of Control Payment, on and after the Change of Control Payment Date, interest will stop accruing on the notes or portions of the notes tendered for repurchase pursuant to the Change of Control Offer.

        For purposes of the foregoing discussion of a repurchase at the option of holders of notes upon the occurrence of a Change of Control Triggering Event, the following definitions are applicable:

        "Below Investment Grade Rating Event" means the ratings on the notes are lowered by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or us in writing at its or our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

        "Change of Control" means the occurrence of any of the following:

          (a)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries' properties or assets taken as a whole to any Person or group of related "persons" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) (a "Group") other than us or one of our subsidiaries;

          (b)   the adoption of a plan relating to our liquidation or dissolution;

          (c)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or

          (d)   the first day on which a majority of the members of our board of directors are not Continuing Directors.

  Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Continuing Director" means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the notes or (2) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

        "Fitch" means Fitch Ratings.

        "Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Moody's" means Moody's Investors Service, Inc.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a "person" as used in Section 13(d)(3) of the Securities Exchange Act of 1934.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P and (2) if any of Fitch, Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934 selected by us (as certified by a resolution of our board of directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Book-Entry Delivery and Settlement

  Global Notes

        We will issue the notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

  DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has advised us:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

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  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

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  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

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  DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

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  Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

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  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

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  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

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  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

        Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

  Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

  Certificated Notes

        We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes of either series represented by a global note upon surrender by DTC of the global note if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

  •
  we determine not to have the notes of such series represented by a global note.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following is a summary of certain anticipated United States federal income tax consequences of the purchase, ownership and disposition of notes by Non-U.S. Holders (as defined below). Except where noted, this summary deals only with notes held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the United States federal income tax laws, such as persons that mark to market their securities, financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, broker-dealers, former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a straddle, conversion transaction or other integrated investment. This summary does not address the United States federal income tax consequences of the purchase, ownership and disposition of notes by U.S. Holders (as defined below). In addition, this summary does not address any aspect of state, local or foreign taxation.

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof;

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  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder or a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that are beneficial owners of notes should consult their tax advisors.

        Payments of Interest.    Payments of interest (including OID) on a note received or accrued by a Non-U.S. Holder generally will qualify for the "portfolio interest" exemption and generally will not be subject to United States federal income tax or withholding tax, as long as the Non-U.S. Holder:

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  does not conduct a trade or business in the United States with respect to which the interest is effectively connected;

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  does not actually, indirectly or constructively own a 10% or greater interest in the capital or profits of Textron;

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  is not a "controlled foreign corporation" with respect to which Textron is a "related person" within the meaning of Section 881(c)(3)(C) of the Code;

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  is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and

  •
  satisfies the certification requirements described below.

        The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is a Non-U.S. Holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. The foregoing certification may be provided on a properly completed IRS Form W-8BEN or W-8IMY, as applicable.

        A Non-U.S. Holder that is not exempt from tax under these rules generally will be subject to United States federal income tax withholding at a rate of 30% unless:

  •
  the income is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to United States federal income tax on a net income basis as applicable to U.S. Holders generally (unless an applicable income tax treaty provides otherwise); or

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  an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

        A Non-U.S. Holder that is treated as a corporation for United States federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any "effectively connected" interest on the notes.

        To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a United States trade or business, the Non-U.S. Holder must timely provide the appropriate, properly executed IRS forms. These forms may be required to be periodically updated.

        Sale, Exchange or Other Taxable Disposition of a note.    A Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, retirement or other disposition of a note unless (a) such gain is effectively connected with the conduct by the Non-U.S. Holder of a United States trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the Non-U.S. Holder) or (b) in the case of an Non-U.S. Holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

        Except to the extent that an applicable income tax treaty otherwise provides, generally a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder with respect to gain that is effectively connected with the Non-U.S. Holder's conduct of a United States trade or business. A Non-U.S. Holder that is treated as a corporation for United States federal income tax purposes may also, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any "effectively connected" gain on the notes.

        Information Reporting and Backup Withholding.    Payments of interest to a Non-U.S. Holder generally will be reported to the IRS and to the Non-U.S. Holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Non-U.S. Holders are generally exempt from backup withholding and additional information reporting on payments of principal, premium (if any), or interest (including OID), provided that the Non-U.S. Holder (a) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Any backup withholding tax generally will be allowed as a credit or refund against the Non-U.S. Holder's United States federal income tax liability, provided that the required information is timely furnished to the IRS.

UNDERWRITING

        Banc of America Securities LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as the joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from us the principal amount of notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
Banc of America Securities LLC	$87,920,000
Citigroup Global Markets Inc.	87,920,000
Goldman, Sachs & Co.	87,920,000
Barclays Capital Inc.	12,320,000
BNP Paribas Securities Corp.	12,320,000
Deutsche Bank Securities Inc.	12,320,000
J.P. Morgan Securities Inc.	12,320,000
Lazard Capital Markets LLC	12,320,000
Morgan Stanley & Co. Incorporated	12,320,000
Wachovia Capital Markets, LLC	12,320,000

Total	$350,000,000

        The underwriting agreement provides that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

        We have been advised by the underwriters that they propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a discount not in excess of 0.25% of the principal amount of the notes on sales to certain other dealers. After the initial public offering of the notes is completed, the underwriters may change the offering price and other selling terms.

        The notes are a new issue of securities with no established trading market. The company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

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  Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

  •
  Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

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  Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member in order to cover short positions or make stabilizing purchases.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We will pay transaction expenses, estimated to be approximately $250,000, relating to the offering of the notes in addition to the underwriting discount appearing on the cover page of this prospectus supplement.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In particular, affiliates of Banc of America Securities LLC and Citigroup Global Markets, Inc. act as dealers for our commercial paper program, for which they have received customary fees and commissions, and affiliates of certain of the underwriters are lenders under some of our credit facilities.

        Lazard Capital Markets LLC has entered into an agreement with Mitsubishi UFJ Securities (USA), Inc., or MUS(USA), pursuant to which MUS(USA) provides certain advisory or other services to Lazard Capital Markets, including in respect of this offering. In return for the provision of such services by MUS(USA) to Lazard Capital Markets, Lazard Capital Markets will pay to MUS(USA) a mutually agreed upon fee.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

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  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

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  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

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  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of notes described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

LEGAL MATTERS

        The validity of the notes offered hereby and certain legal matters relating thereto will be passed upon on our behalf by Jayne M. Donegan, our Associate General Counsel, or by another of our lawyers, and for the underwriters by Mayer Brown LLP, Chicago, Illinois. Ms. Donegan is a full-time employee of Textron. Certain legal matters will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and financial statement schedule included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2006, and management's assessment of the effectiveness of our internal control over financial reporting as of December 30, 2006, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our financial statements and management's assessment have been so incorporated in reliance upon the reports of Ernst & Young LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC's rules allow us to "incorporate by reference" into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. This prospectus supplement incorporates documents by reference, which are not presented in or delivered with this prospectus supplement or the accompanying prospectus.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of the offering are also incorporated into this prospectus supplement by reference, although we are not incorporating any information furnished in any of our Current Reports on Form 8-K filed under either Item 2.02 or Item 7.01.

        The following documents were filed by us with the SEC and are incorporated into this prospectus supplement by reference:

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  our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 (filing date of February 21, 2007);

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  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007 (filing date of April 30, 2007), June 30, 2007 (filing date of July 27, 2007) and September 29, 2007 (filing date of October 29, 2007); and

  •
  our Current Reports on Form 8-K dated February 28, 2007 (filing date of February 28, 2007), March 29, 2007 (filing date of March 30, 2007), April 20, 2007 (filing date of April 24, 2007), April 27, 2007 (filing date of April 27, 2007), July 18, 2007 (filing date of July 19, 2007), August 22, 2007 (filing date of August 24, 2007), October 7, 2007 (filing date of October 9, 2007), November 8, 2007 (filing date of November 9, 2007) and November 14, 2007 (filing date of November 20, 2007).

        Any statement contained in a document incorporated into this prospectus supplement or the accompanying prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        The documents incorporated into this prospectus supplement and the accompanying prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus supplement or the accompanying prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

        Requests for documents should be directed to:

  Textron Inc.
  40 Westminster Street
  Providence, Rhode Island 02903
  Attention: Investor Relations Department

        We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

  SEC Public Reference Room
  100 F Street, N.E.
  Washington, D.C. 20549-1004

        For further information on the SEC's Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including us. The accompanying prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, or directly from us, as indicated above.

Prospectus

$2,000,000,000

Textron Inc.

Common Stock, Preferred Stock,
Senior Debt Securities and Subordinated Debt Securities

        Textron Inc. may periodically sell any or all of the following securities to the public:

  •
  common stock;

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  preferred stock; and

  •
  debt securities, including senior debt securities and subordinated debt securities.

        Specific terms of our preferred stock and our debt securities will be set forth in a prospectus supplement with respect to the specific type or types of securities then being offered.

        The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering. However, the aggregate initial public offering price of all such securities will not exceed $2,000,000,000 or its equivalent, based on the applicable exchange rate at the time of sale, if our debt securities are issued with principal amounts denominated in one or more foreign currencies or currency units as designated by us.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        We urge you to carefully read this prospectus, including the factors described under "Risk Factors" beginning on page 2, and the accompanying prospectus supplement, which will describe the specific terms of our common or preferred stock or our debt securities being offered, before you make your investment decision.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is August 4, 2004.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made under this prospectus or the accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Textron since the date of this prospectus or the accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to an aggregate total initial public offering price of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the "prospectus supplement" in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus and the prospectus supplement to "Textron," "we," "us" and "our" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "securities" in this prospectus, we mean any of our common or preferred stock or our debt securities that we may offer with this prospectus, unless we state otherwise.

TEXTRON

        Textron Inc. is a global, multi-industry company with operations in five business segments—Bell, Cessna, Fastening Systems, Industrial and Finance. Our products include helicopters and tiltrotor aircraft, light and mid-size business jets, turbo-prop and piston-powered aircraft, aerospace and defense systems, engineered fastening systems and solutions, plastic fuel tanks, golf cars and utility vehicles, turf-care equipment, wire and cable installation and maintenance tools and other industrial products. We also are a leading commercial finance company for select markets.

        We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 421-2800.

RISK FACTORS

        In considering whether or not to purchase our common or preferred stock or our debt securities, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus or the prospectus supplement.

Benefits from restructuring and other cost improvement programs could take longer than expected and may not be as successful as planned.

        To improve returns at core businesses and to complete the integration of certain acquisitions, we began a restructuring program in 2000. Although the program will be substantially complete by the end of 2004, operating efficiencies achieved from the restructuring may not be sustained, and the operating efficiencies expected in the future may be lower or may take longer to materialize than anticipated. Any of these results could have an adverse effect on our profitability.

We may be unable to effectively mitigate customer pricing pressures.

        In some markets, particularly where we deliver component products and services to original equipment manufacturers, we face increasing customer demands for price reductions, which are sometimes contractually obligated. In most cases, we are able to offset these reductions through technological advances or by lowering our cost base through improved operating and supply chain efficiencies. However, if we are unable to effectively mitigate future customer pricing pressures, our financial results of operations could be adversely affected.

Delays in aircraft delivery schedules or cancellation of orders may adversely affect our financial results.

        The demand for business jets is highly correlated with corporate profits on a lagged basis. Customers of business jets, including sellers of fractional share interests, may respond to weak economic conditions by delaying delivery of orders or canceling orders. Over the longer term, weakness in the market for new jets may result in fewer hours flown and consequently lower demand for spare parts and maintenance. Weak economic conditions may also cause reduced demand for used business jets. We may accept used aircraft on trade-in and are subject to fluctuations in the fair market value of the aircraft while in inventory. Reduced demand for new business jets, spare parts and maintenance, or for used business jets, can have an adverse effect on our financial results of operations.

Developing new products and technologies entails significant risks and uncertainties.

        We are exposed to risks that are unique to the products and services we provide for the U.S. government. A significant portion of Bell's future business is contingent on the design, development and acceptance of the V-22 Osprey aircraft. This technology, in development for over a decade, is not yet in full-rate production. The U.S. government is the sole customer for this product currently, and a change in the appropriation for this project could have a negative effect on our earnings and financial condition.

        In our commercial business, delays in the development and certification of new aircraft products could affect our financial results of operations. These delays could be caused by production changes to meet customer demands, coordination with joint venture partners or failure on the part of our suppliers to deliver product as agreed.

We have customer concentration to the U.S. government.

        We derive approximately 10% of our revenue from sales to a variety of services and departments within the U.S. government. We expect that these sales will grow as a percentage of revenue over the foreseeable future. Our ability to compete successfully for and retain business is highly dependent on technical excellence, management proficiency, strategic alliances, cost-effective performance and the ability to recruit and retain key personnel. U.S. government programs are subject to uncertain future funding levels, which can result in the extension or termination of programs. Our business is also highly sensitive to changes in national and international priorities and U.S. government budgets.

Our U.S. government contracts may be terminated at any time and may contain other unfavorable provisions.

        The U.S. government typically can terminate or modify any of its contracts with us either for its convenience or if we default by failing to perform under the terms of the applicable contract. A termination arising out of our default could expose us to liability and have an adverse effect on our ability to re-compete for future contracts and orders.

        If any of our contracts are terminated by the U.S. government, our backlog would be reduced by the expected value of the remaining terms of such contracts and our financial condition and results of operations could be adversely affected. In addition, on those contracts for which we are teamed with others and are not the prime contractor, the U.S. government could terminate a prime contract under which we are a subcontractor, irrespective of the quality of our services as a subcontractor.

        In addition to unfavorable termination provisions, our U.S. government contracts contain provisions that allow the U.S. government to unilaterally suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our products, services and associated materials.

Cost over-runs on our contracts could subject us to losses or adversely affect our future business.

        Under fixed-price contracts, we receive a fixed price irrespective of the actual costs we incur, and consequently, any costs in excess of the fixed price are absorbed by us. Under time and materials contracts, we are paid for labor at negotiated hourly billing rates and for certain expenses. Under cost reimbursement contracts, which are subject to a contract-ceiling amount, we are reimbursed for allowable costs and paid a fee, which may be fixed or performance based. However, if our costs exceed the contract ceiling or are not allowable under the provisions of the contract or applicable regulations, we may not be able to obtain reimbursement for all such costs. Under each type of contract, if we are unable to control costs we incur in performing under the contract, our financial condition and results of operations could be adversely affected. Cost over-runs also may adversely affect our ability to sustain existing programs and obtain future contract awards.

        Contract and program accounting require judgment relative to assessing risks, estimating contract revenues and costs and making assumptions for schedule and technical issues. Due to the size and nature of many of our contracts, the estimation of total revenues and cost at completion is complicated and subject to many variables. Assumptions have to be made regarding the length of time to complete the contract because costs also include expected increases in wages and prices for materials. Incentives or penalties related to performance on contracts are considered in estimating sales and profit rates and are recorded when there is sufficient information for us to assess anticipated performance. Estimates of award fees are also used in estimating sales and profit rates based on actual and anticipated awards.

        Because of the significance of the estimates described above, it is likely that different amounts could be recorded if we used different assumptions or if the underlying circumstances were to change. Changes in underlying assumptions, circumstances or estimates may adversely affect our future financial results of operations.

We may make acquisitions that increase the risks of our business.

        We may enter into acquisitions in the future in an effort to enhance shareowner value. Acquisitions involve a certain amount of risks and uncertainties such as:

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  the difficulty in integrating newly-acquired businesses and operations in an efficient and cost-effective manner and the risk that we encounter significant unanticipated costs or other problems associated with integration;

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  the challenges in achieving strategic objectives, cost savings and other benefits expected from acquisitions;

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  the risk that the acquired businesses' markets do not evolve as anticipated and that the technologies acquired do not prove to be those needed to be successful in those markets;

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  the risk that we pay a purchase price that exceeds what the future results of operations would have merited;

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  the potential loss of key employees of the acquired businesses; and

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  the risk of diverting the attention of senior management from our existing operations.

Our business could be adversely affected by strikes or work stoppages by our unionized employees.

        Approximately 16,000 of our employees are unionized, which represented approximately 37% of our employees at December 31, 2003. As a result, we may experience work stoppages, which could negatively impact our ability to manufacture our products on a timely basis, resulting in strain on our relationships with our customers and a loss of revenues. In addition, the presence of unions may limit our flexibility in responding to competitive pressures in the marketplace, which could have an adverse effect on our financial results of operations.

        In addition to our workforce, the workforces of many of our customers and suppliers are represented by labor unions. Work stoppages or strikes at the plants of our key customers could result in delayed or cancelled orders for our products. Work stoppages and strikes at the plants of our key suppliers could disrupt our manufacturing processes. Any of these results could adversely affect our financial results of operations.

Our textron finance borrowing group's business is dependent on its continuing access to the capital markets.

        Our financings are conducted through two borrowing groups, Textron Finance and Textron Manufacturing. Textron Finance consists of Textron Financial Corporation and its subsidiaries, which are the entities through which we operate in the Finance segment. Textron Finance relies on its access to the capital markets to fund asset growth and to meet debt obligations and other commitments. Textron Finance raises funds through commercial paper borrowings, issuances of medium-term notes and other term debt securities, and syndication and securitization of receivables. Additional liquidity is provided to Textron Finance through committed bank lines of credit. Much of the capital markets funding is made possible by the maintenance of credit ratings that are acceptable to investors. If the credit ratings of Textron Finance were to be lowered, it might face higher borrowing costs, a disruption of its access to the capital markets or both. Textron Finance could also lose access to financing for other reasons, such as a general disruption of the capital markets. Any disruption of Textron Finance's access to the capital markets could adversely affect its business and our profitability.

If textron finance is unable to maintain portfolio credit quality, our financial performance could be adversely affected.

        Textron Finance has taken steps to eliminate non-core portfolios and focus on key markets. A key determinant of financial performance at Textron Finance will be its ability to maintain the quality of loans, leases and other credit products in the portfolios that remain and to continue to generate profitable new business. The level of credit losses we may experience at Textron Finance is heavily dependent upon economic factors, including debt service burden and interest rates. Weak economic conditions may result in higher than anticipated provisions for credit loss, which could adversely affect our financial performance.

The level of our reserves are subject to many uncertainties and may not be adequate to cover writedowns or losses.

        In addition to reserves at Textron Finance, we establish reserves in various of our businesses to cover uncollectible accounts receivable, excess or obsolete inventory, fair market value writedowns on used aircraft and golf cars, recall campaigns, warranty costs and litigation. These reserves are subject to adjustment from time to time depending on actual experience and are subject to many uncertainties.

        In the case of litigation matters for which reserves have not been established because the loss is not deemed probable, it is reasonably possible such matters could be decided against us and could require us to pay damages or make other expenditures in amounts that are not presently estimable.

Currency, commodity price and interest rate fluctuations may adversely affect our results.

        We are exposed to a variety of market risks, including the effects of changes in foreign currency exchange rates, commodity prices and interest rates. We monitor and manage these exposures as an integral part of our overall risk management program. In some cases, we purchase hedges or enter into contracts to insulate our financial results of operations from these fluctuations. Nevertheless, changes in currency exchange rates, commodity prices and interest rates can have adverse effects on our financial results of operations.

The increasing costs of certain employee and retiree benefits could adversely affect our results.

        Our earnings and cash flow may be impacted by the amount of income or expense we record and expend for our employee benefit plans. This is particularly true with income or expense from our pension plans, which are dependent on returns in worldwide debt and equity markets and assumptions used to determine the present value of our benefit obligations.

        In addition, medical inflation in the U.S. is rising at a rate faster than growth in GDP. Continued medical inflation in excess of the growth in GDP increases the risk that we will not be able to mitigate the rising costs of medical benefits. Increases to the costs of pension and medical benefits could have an adverse effect on our financial results of operations.

USE OF PROCEEDS

        We expect to use all of the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including, but not limited to, any of the following: capital expenditures, investments in subsidiaries, working capital, repurchases of shares of our outstanding common stock, potential acquisitions and other business opportunities.

DESCRIPTION OF CAPITAL STOCK

        We have authority to issue up to 515,000,000 shares of capital stock, of which 15,000,000 shares may be designated as Textron preferred stock, no par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. As of January 3, 2004, 165,340 shares of Textron preferred stock were outstanding and 137,153,849 shares of Textron common stock were outstanding. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not to its subsidiaries.

Common Stock

        Voting rights.    Each holder of our common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

        Dividends.    The holders of our common stock, after any preferences of holders of any of our preferred stock, are entitled to receive dividends as determined by our board of directors.

        Liquidation and dissolution.    If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of our common stock they own. The amount available for distribution to common stockholders is calculated after payment of all liabilities and after holders of our preferred stock receive their preferential share of our assets.

        Other terms.    Holders of our common stock have no right to:

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  convert the stock into any other security;

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  have the stock redeemed; or

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  purchase additional stock or to maintain their proportionate ownership interest.

        Our common stock does not have cumulative voting rights.

        Directors' liability.    Our restated certificate of incorporation provides that no member of our board of directors will be personally liable to Textron or its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:

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  for any breach of the director's legal duty to act in the best interests of Textron and its stockholders;

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  for acts or omissions by the director in bad faith or that involve intentional misconduct or an intentional violation of the law;

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  for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

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  for transactions where the director derived an improper personal benefit.

        Our by-laws also require us to indemnify directors and officers to the fullest extent permitted by Delaware law.

        Transfer agent and registrar.    Wachovia Bank, N.A. is transfer agent and registrar for our common stock.

        Stockholder rights plan.    Under Delaware law, a corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes. We have entered into a rights agreement that provides for the creation and issuance of preferred stock purchase rights. The terms of our rights agreement are complex and not easily summarized. The summary that follows may not contain all of the information that is important to you. You should carefully read our rights agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part filed by us with the SEC.

        Currently, each outstanding share of our common stock has attached to it one-half of a preferred stock purchase right. One preferred stock purchase right entitles the holder to buy one one-hundredth of a share of a series of our preferred stock. The purchase price per one one-hundredth of a share of our preferred stock is $250, but this purchase price may be adjusted in some circumstances.

        The preferred stock purchase rights are exercisable only in some circumstances in which a person or group acquires or offers to acquire beneficial ownership of 15% or more of our common stock. Generally:

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  if a person or group acquires or has the right to acquire more than 15% of our common stock, then each preferred stock purchase right will entitle the holder to purchase a number of shares of our common stock with a then current market value equal to twice the purchase price, unless this amount is adjusted. The holder of a preferred stock purchase right will not be entitled to exercise this right in connection with a transaction that our board of directors determines to be at a fair price and in the best interests of Textron; and

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  each preferred stock purchase right will entitle the holder to purchase a number of shares of the acquiror's common stock having a then current market value equal to twice the purchase price, unless this amount is adjusted, if:

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  we merge into another entity;

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  another entity merges into us; or

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  we sell more than 50% of our assets or earning power.

        Any rights that are or were owned by an acquiror of more than 15% of our outstanding common stock will be null and void.

        The rights will expire on September 27, 2005, unless earlier redeemed by us. At its option, our board of directors may redeem all the outstanding rights at a price of $.05 per right prior to ten days following the time that an acquiror obtains 15% or more of our outstanding common stock.

        The rights may have anti-takeover effects and may cause substantial dilution to a person or group that attempts to acquire Textron. The rights, however, should not affect any potential acquiror willing to make an offer at a price that is fair and in the best interest of Textron and its stockholders.

        In addition, the following provisions in our restated certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.

        Classified board of directors.    Our restated certificate of incorporation divides our board of directors into three classes. Each class is to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. The number of directors of Textron will be fixed from time to time by our board of directors.

        Removal of directors by stockholders.    Delaware law and our by-laws provide that members of a classified board of directors may be removed only for cause by a vote of the holders of a majority of the outstanding shares entitled to vote on the election of directors.

        Stockholder nomination of directors.    Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at least 90 but not more than 120 days prior to the date of the annual meeting for the election of directors. However, if the date for the annual meeting is not within 30 days of the anniversary of the immediately preceding year's annual meeting, or if a stockholder wishes to make a nomination at a special meeting held instead of an annual meeting, the notice must be received by us no later than ten days after the date notice of the meeting is mailed or the date the meeting date is publicly disclosed, whichever occurs first.

        No action by written consent.    Our restated certificate of incorporation provides that our stockholders may act only at duly called meetings of stockholders and by unanimous written consent.

        10% stockholder provision.    Under our restated certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve transactions between a 10% stockholder and Textron or any of its subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:

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  a majority of disinterested directors who were directors before the 10% stockholder became a 10% stockholder approve the transaction; or

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  the form and value of the consideration to be received by our stockholders is fair in relation to the price paid by the 10% stockholder in connection with his or her prior acquisition of our stock.

        Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our restated certificate of incorporation.

        The terms of our restated certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our restated certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.

        Delaware business combination statute.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. A 15% stockholder is referred to as an "interested stockholder." Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

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  a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder; or

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  any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of our capital stock.

        The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

        The prohibition against these transactions does not apply if:

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  prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

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  the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock.

        Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

        Our board of directors may issue shares of our preferred stock, without shareholder approval, and may determine their terms, including the following:

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  the designation of the series of our preferred stock and the number of shares that will constitute such series;

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  the public offering price;

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  any discount paid to, or received by, any underwriters;

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  the voting powers, if any;

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  the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

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  the redemption price and terms of redemption, if redeemable;

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  the amount payable upon our liquidation, dissolution or winding up;

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  the amount of a sinking fund, if any;

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  conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange;

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  any other designation, preferences and relative, participating, optional or other special rights; and

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  any other qualifications, limitations or restrictions relating to our preferred stock.

        Our board of directors may delegate the power to determine the terms listed above to a committee of our board of directors. The terms of our preferred stock, as determined by our board of directors or that committee, will be described in the prospectus supplement. In addition to the terms set by our board of directors or that committee, Delaware law provides that the holders of our preferred stock have the right to vote separately as a class on any proposal involving a fundamental change in the rights of holders of such preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

        The following is a general description of the debt securities that may be issued from time to time by us. The particular terms relating to each debt security will be set forth in the prospectus supplement.

        The debt securities will be our direct, unsecured obligations. Our seniordebt securities will rank equally with all of our other senior and unsubordinated debt. Our subordinated debt securities will have a junior position to all of our senior debt.

        Since a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including our debt securities, are dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowings. Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

        In addition, holders of our debt securities will have a junior position to claims of creditors of any of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any such subsidiary. Any claims of Textron as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

        Each series of our debt securities will be issued under an indenture dated as of September 10, 1999 between us and The Bank of New York, as trustee.

        We have summarized below the material provisions of the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. You should read the indenture for provisions that may be important to you. In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not to its subsidiaries.

Terms Applicable to Senior Debt Securities and Subordinated Debt Securities

        No limit on debt amounts.    The indenture does not limit the amount of debt that can be issued under the indenture. That amount is set from time to time by our board of directors. (§ 3.1)

        Prospectus supplements.    The prospectus supplements will contain the specific terms for our debt securities including some or all of the following:

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  title of the securities;

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  offering price;

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  any limit on the amount that may be issued;

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  whether or not our debt securities will be issued in global form and who the depository will be;

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  maturity date(s);

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  interest rate or the method of computing the interest rate;

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  dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

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  place(s) where payments will be made;

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  terms and conditions on which our debt securities may be redeemed at the option of Textron;

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  date(s), if any, on which, and the price(s) at which Textron is obligated o redeem, or at the holder's option to purchase, our debt securities and related terms and provisions;

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  any provisions granting special rights to holders when a specified event occurs;

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  details of any required sinking fund payments;

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  any changes to or additional events of default or covenants;

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  any special tax implications of our debt securities;

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  subordination terms of any of our subordinated debt securities;

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  terms, if any, on which a series of our debt securities may be convertible into or exchangeable for our common or preferred stock or our other debt securities, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option; and

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  any other terms that are not inconsistent with the indenture.

        Covenants.    Under the indenture, we will:

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  pay the principal, interest and any premium on our debt securities when due (§ 10.1); and

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  maintain a place of payment (§ 10.2).

        Consolidation, merger and sale of assets.    The indenture provides that we will not consolidate with or merge into any other corporation or transfer our assets substantially as an entirety unless:

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  the successor is a corporation organized in the U.S. and expressly assumes the due and punctual payment of the principal and interest on all our debt securities issued under the indenture and the performance of every other covenant of the indenture; and

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  immediately after we consolidate or merge, no event of default and no event that, after notice or lapse of time, or both, would become an event of default shall have happened and be continuing. (§ 8.1)

        Upon any such consolidation, merger or transfer, the successor corporation shall be substituted for us under the indenture and we shall be relieved of all obligations and covenants under the indenture and our debt securities. (§ 8.2)

        Events of default.    The indenture provides that the following are events of default with respect to any series of debt securities:

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  we fail to pay the principal, any premium or any sinking fund payment on such series when due;

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  we fail to pay interest on such series within 30 days of the due date;

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  we fail to observe or perform any other covenant in the indenture (other than those included expressly for the benefit of debt securities of series other than such series) and such failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of our outstanding debt securities of that series; and

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  certain events of bankruptcy or insolvency, whether voluntary or not. (§ 5.1).

        An event of default with respect to one series of our debt securities does not necessarily constitute an event of default with respect to any other series of our debt securities.

        The trustee may withhold notice to the holders of any series of our debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (§ 6.2)

        If an event of default with respect to any series of our debt securities shall have occurred and be continuing, the trustee or the holders of 25% in aggregate principal amount of our debt securities of such series may declare the principal of all our debt securities of such series, or in the case of discounted debt securities, such portion of the discounted debt securities as may be described in the prospectus supplement, to be immediately due and payable. (§ 5.2)

        The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders. (§ 6.3) The indenture provides that the holders of a majority in principal amount of our outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or with respect to our debt securities. (§ 5.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including giving notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal, premium, if any, and interest at the stated maturities (or, in the case of redemption, on the redemption date) or to institute suit for the enforcement of such payment. (§§ 5.7 and 5.8)

        The holders of a majority in principal amount of our outstanding debt securities of any series may waive any past defaults except:

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  a default in payment of the principal or interest; and

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  a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. (§ 5.13)

        We will periodically file statements with the trustees regarding our compliance with covenants in the indenture. (§ 10.6)

        Modifications and amendments.    Subject to the qualifications set forth below, modifications and amendments to the indenture may be made by us and the trustee without the consent of the holders of a majority in principal amount of our outstanding debt securities. (§ 9.1) The following changes can only be made with the consent of each affected holder:

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  a change in the terms of payment of principal, premium, or interest; and

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  a reduction in the percentage of holders necessary to amend the indenture or waive any default. (§ 9.2)

        Satisfaction and discharge.    Unless otherwise specified in the prospectus supplement, we can satisfy our obligations under our outstanding debt securities and need not comply with most of the covenants in the indenture if we deposit with the trustee funds sufficient to pay all amounts owed in the future and obtain an opinion of counsel that the deposit itself will not cause the holders of our debt securities to recognize gain or loss for income tax purposes. (§ 4.2)

        Upon our request, the indenture will no longer be effective for almost all purposes if either:

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  all outstanding securities have been delivered to the trustee for cancellation; or

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  the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption, and we have deposited with the trustee funds that are sufficient to make all future payments. (§ 4.1)

        Concerning the debt trustee.    The trustee from time to time extends credit facilities to us and certain of our subsidiaries. We and certain of our subsidiaries may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee in the ordinary course of business.

        Form, exchange, transfer.    Unless otherwise specified in the prospectus supplement, our debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as described below.

        A holder of our debt securities of any series can exchange the such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferrable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer. (§ 3.5)

        Global securities.    The indenture provides that the registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement. (§ 3.1)

        The specific terms of the depositary arrangement with respect to any of our debt securities to be represented by a registered global security will be described in the prospectus supplement.

        Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of our debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of our debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

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  be entitled to have our debt securities represented by such registered global security registered in their names;

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  receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

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  be considered the owners or holders of our debt securities.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

        Principal, premium, if any, and interest payments on our debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither Textron nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

        We expect that the depositary for any of our debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

        We may at any time determine not to have any of our debt securities of a series represented by one or more registered global securities and, in such event, will issue our debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any of our debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

        Our debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream Banking, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of our debt securities to be represented by a bearer global security will be described in the prospectus supplement.

Particular Terms of Senior Debt Securities

        Ranking of senior debt securities.    Our senior debt securities will constitute part of our senior debt and rank equally with all our other unsecured debt, except that it will be senior to our subordinated debt.

        Limitation upon mortgages.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries, as defined below, from issuing, assuming or guaranteeing any debt for money borrowed secured by a mortgage, security interest, lien or other encumbrance ("mortgages") upon any Principal Property, as defined below, of Textron or any Restricted Subsidiary, as defined below, or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing our senior debt securities issued under the indenture. This restriction, however, will not apply to:

  •
  mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

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  mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

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  mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;

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  mortgages existing at the date of the indenture;

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  mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;

  •
  certain mortgages in favor of governmental entities; or

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  extensions, renewals or replacements of any mortgage referred to in the preceding six bullets. (§ 10.4)

        Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any mortgage without equally and ratably securing our senior debt securities, provided that, after giving effect to such mortgage, the aggregate amount of all debt so secured by mortgages (not including permitted mortgages as described above) does not exceed 10% of the stockholders' equity of Textron and its consolidated subsidiaries. (§ 10.4)

        Limitation upon sale and leaseback transactions.    The Indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any such transaction between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:

  •
  Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on Principal Property at least equal in amount to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction, without equally and ratably securing our senior debt securities; or

  •
  Textron shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such sale and leaseback transaction to:

  •
  the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

  •
  the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, or will be a part of, a Principal Property. (§ 10.5)

        Waiver of certain covenants.    We will not be required to comply with the covenants listed above and certain other restrictive covenants with respect to our senior debt securities if the holders of a majority of the outstanding principal amount waive such compliance. (§ 10.9)

        Certain definitions.    Set forth below is a summary of the definitions of certain capitalized terms used in the indenture and referred to above. Reference is made to the indenture for the full definition of all the terms used in the indenture.

        The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the rate per annum borne by our senior debt securities) required to be paid during the remaining term of the applicable lease. (§ 1.1)

        The term "Principal Property" means any manufacturing plant or manufacturing facility that is (i) owned by Textron or any Restricted Subsidiary, (ii) located within the continental U.S. and (iii) in the opinion of our board of directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (§ 1.1)

        The term "Restricted Subsidiary" means any Subsidiary (i) substantially all the property of which is located within the continental U.S. and (ii) that owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary that is principally engaged in leasing or in financing receivables, or that is principally engaged in financing Textron's operations outside the continental U.S. (§ 1.1)

        The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries. (§ 1.1)

Particular Terms of Subordinated Debt Securities

        Ranking of subordinated debt securities.    Our subordinated debt securities will be subordinated and junior in right of payment to our senior debt securities and certain of our other indebtedness to the extent set forth in the prospectus supplement. (§ 3.1)

PLAN OF DISTRIBUTION

        We may periodically sell our common or preferred stock or any series of our debt securities in one or more of the following ways:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

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  directly to the public or institutional investors; or

  •
  through agents to the public or to institutional investors.

        The prospectus supplement will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of such securities and the proceeds to be received by us;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices; or

  •
  at varying prices determined at the time of sale.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

        Unless otherwise stated in a prospectus supplement, any agent selling securities on our behalf will be acting on a best efforts basis for the period of its appointment.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

        Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Any securities offered by this prospectus, other than our common stock, will be a new issue of securities and will have no established trading market. Our common stock is listed on the New York Stock Exchange, and any shares of our common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than our common stock, may or may not be listed on a national securities exchange or the Nasdaq National Market. We give no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than our common stock.

LEGAL OPINIONS

        The validity of any securities offered by this prospectus and certain legal matters relating to those securities will be passed upon for us by Michael D. Cahn, our Senior Associate General Counsel—Securities and Assistant Secretary, and for any underwriters or agents by counsel named in the prospectus supplement. Mr. Cahn is a full-time employee of ours and owns, and holds options to purchase, shares of our outstanding common stock.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our most recently filed Annual Report on Form 10-K, as set forth in their report, which is incorporated into this prospectus by reference. Our financial statements are incorporated into this prospectus by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC's rules allow us to "incorporate by reference" into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. This prospectus incorporates documents by reference, which are not presented in or delivered with this prospectus.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering, as well as after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, are also incorporated into this prospectus by reference, although we are not incorporating any information furnished in any of our Current Reports on Form 8-K filed under either Item 9 or Item 12 of that Form.

        The following documents were filed by us with the SEC and are incorporated into this prospectus by reference:

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 3, 2004 (filing date of February 27, 2004), as amended by our Annual Report on Form 10-K/A for that fiscal year (filing date of March 4, 2004); and

  •
  the description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated into this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

        The documents incorporated into this prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

        Requests for documents should be directed to:

    Textron Inc.
    40 Westminster Street
    Providence, Rhode Island 02903
    Attention: Investor Relations Department

        We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

    SEC Public Reference Room
    450 Fifth Street, N.W.
    Washington, D.C. 20549

        For further information on the SEC's Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including Textron. This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, or directly from us, as indicated above. In addition, these reports and other information are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. Information about us is also available at our Internet site at http://www.textron.com. However, the information on our Internet site is not a part of this prospectus or the prospectus supplement.

$350,000,000

Textron Inc.
5.60% Notes due 2017

PROSPECTUS SUPPLEMENT
November 29, 2007

Banc of America Securities LLC
Citi
Goldman, Sachs & Co.
Barclays Capital
BNP PARIBAS
Deutsche Bank Securities
JPMorgan
Lazard Capital Markets
Morgan Stanley
Wachovia Securities

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ABOUT THIS PROSPECTUS SUPPLEMENT
SUMMARY
The Offering
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DESCRIPTION OF THE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
UNDERWRITING
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS
TEXTRON
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION